Exhibit 31.1
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          CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
               PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the accompanying Annual Report on Form 10K of Admiral Financial Corp. for the fiscal year ended June 30, 2003, Wm. Lee Popham, Chairman and CEO of Admiral Financial Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

     1.  Such Annual Report on Form 10K for the period ended June
     30,  2003,  fully complies with the requirements of  section
     13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   The information contained in such Annual Report on Form
     10K for the period ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Admiral Financial Corp.

                                   ADMIRAL FINANCIAL CORP.


     Date:  September 29, 2003     By: /s/Wm. Lee Popham
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                                      Wm. Lee Popham, Chairman,
                                      CEO and CFO